UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2014

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2014 Target Corporation (“Target”) announced that Brian C. Cornell has been appointed to the position of chief executive officer effective August 12, 2014.  Mr. Cornell has also been elected to the Board of Directors of Target and been named chairman of the Board, also effective August 12, 2014.  Prior to joining Target, Mr. Cornell, 55, served as chief executive officer of Pepsico Americas Foods, a division of Pepsico, Inc., from March 2012 until July 2014.   From April 2009 to January 2012 Mr. Cornell served as chief executive officer and president of Sam’s Club, a division of Wal-Mart Stores, Inc., and as an executive vice president of Wal-Mart Stores, Inc.  A copy of Target’s press release announcing this event, which contains additional information on Mr. Cornell’s background, is attached as Exhibit 99 and incorporated herein by reference.

In connection with this appointment, Mr. Cornell will receive an annual base salary of $1,300,000, will be eligible for a pro-rated annual cash incentive under Target’s Officer Short-Term Incentive Plan for fiscal 2014 with a target incentive opportunity of 150% of base salary, and will be granted stock-based awards under Target’s 2011 Long-Term Incentive Plan having a target payout value of $3,750,000.  The stock-based awards will consist of performance share units (75% of grant value) and performance based restricted stock units (25% of grant value), on terms consistent with the awards granted to Target’s other executive officers in January 2014.  The Board has also agreed to grant stock-based awards to Mr. Cornell for fiscal 2015, at the time annual grants are made to executive officers generally, with a target value of $9,000,000, such awards to be on the same terms and in the same form as are made to other executive officers.  Mr. Cornell will be an “at-will” employee of Target, and will have no specified term as chief executive officer.  He will be eligible for benefits under Target’s Officer Income Continuance Policy and other benefits available to executive officers generally.

To compensate Mr. Cornell for incentive awards from his former employer that he will be forfeiting, the Board has agreed to provide Mr. Cornell with a “Make-Whole Equity Grant” and a “Make-Whole Pro-Rata Annual Bonus Payment.”  The Make-Whole Equity Grant will have a value of $19,250,000 less the target value of any incentive awards from his former employer that he is eligible to retain (which has not been determined as of the date of this filing).  The Make-Whole Equity Grant will consist of two components:  (i) 30% will be in the form of restricted stock units that will vest in March 2015; and (ii) 70% will be in the form of performance based restricted stock units that will vest in 1/3 increments in March 2016, 2017 and 2018, respectively, subject to his continued employment through the applicable vesting dates.  Performance based restricted stock units have a variable payout ranging from 75% to 125% of the target value depending on whether Target’s total return to shareholders is in the bottom, middle or top third of its retail peer group.  If Mr. Cornell’s employment is involuntarily terminated without cause before an applicable vesting date, Mr. Cornell will receive 100% of the unvested restricted stock units, and 50% of the unvested performance based restricted stock units.  The Make-Whole Pro-Rata Annual Bonus Payment represents the value of Mr. Cornell’s target annual cash incentive from his former employer ($1,350,000), and will be pro-rated to reflect the number of days since the start of his former employer’s fiscal year to the effective date of his appointment as Target’s chief executive officer.  The Make-Whole Pro-Rata Annual Bonus Payment will be paid by Target at the time payments, if any, are made under Target’s Officer Short-Term Incentive Plan for fiscal 2014, subject to Mr. Cornell’s continued employment with Target through such date.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

(99)                          Target Corporation’s News Release dated July 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGET CORPORATION

Date: July 31, 2014	/s/Timothy R. Baer
Timothy R. Baer
Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
(99)	Target Corporation’s News Release dated July 31, 2014.	Filed Electronically